Exhibit 10.29
                               SUBLEASE AGREEMENT

         THIS SUBLEASE, dated this 4th day of April, 1998, between THE RUGBY GROUP, INC., a New York corporation ("Sublessor"), whose address is 3400 West Lake Avenue, Glenview, Illinois 60025, Attention: Raymond Pagels and ALLSTAR SYSTEMS, INC., a Delaware corporation ("Sublessee"), whose address is 6401 S.W. Freeway, Houston, Texas 77274.

                              W I T N E S S E T H :

         WHEREAS, Sublessor and Industrial Developments International, Inc. entered into that certain Industrial Lease Agreement dated August 29, 1995 (the "Lease") for the premises located in the City of Farmers Branch, County of Dallas, State of Texas, commonly known as 13920 Senlac Drive, Suite 100, Farmers Branch, Texas (the "Premises") ; and

         WHEREAS, Sublessor desires to sublet to Sublessee the entire Premises pursuant to the terms of this Sublease.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor leases to Sublessee and Sublessee hires from said Sublessor the Premises, subject to the following terms and conditions:

 1. SUBJECT TO LEASE. This Sublease is subject to all of the terms and conditions of the Lease and Sublessee shall assume and perform Tenant's obligations in said Lease, to the extent said terms and conditions are applicable to the Premises. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Lease. In the event of the termination of Sublessor's interest as Tenant under the Lease for any reason, then this Sublease shall terminate coincidently therewith without any liability of Sublessor to Sublessee.

2. INCORPORATION. All of the terms and conditions contained in the Lease in Exhibit A are incorporated herein except for paragraphs 3, 4, 5, 6, 9 and 10 of Exhibit C to the Lease, as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee, respectively) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. Notwithstanding anything contained herein to the contrary, Sublessee shall have none of the rights of Tenant as contained in paragraphs 3, 4, 5, 6, 9 and 10 of Exhibit C to the Lease.

3.       RENTAL.

     a. Commencing on April 17, 1998, Sublessee shall pay to Sublessor without deduction, setoff, prior notice or demand, as rental the sum of Eight Thousand Eight Hundred Seventy Five and 00/100 Dollars ($8,875.00) per month (the "Base Rent"). Base Rent for any partial month shall be prorated at the rate of 1/30th of Base Rent per day. A partial payment of Base Rent equal to $4,141.67 shall be paid to Sublessor contemporaneously with Sublessee's execution of this Sublease for the period from April 17, 1998 through April 30, 1998.


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     b.  In  addition,  commencing  on April 17,  1998,  Sublessee  shall pay as additional rent an amount equal to Tenant's Percentage share of Operating Expenses and Additional Rent (collectively, the "Additional Rent"), as such term is defined in the Lease. A partial payment of
         Additional   Rent  equal  to  $1,429.04  shall  be  paid  to  Sublessor contemporaneously with Sublessee's execution of this Sublease for the period from April 17, 1998 through April 30, 1998.

     c. Base Rent and Additional Rent shall be paid by Sublessee to Sublessor monthly in advance on the 25th day of each month, in lawful money of the United States of America, commencing on April 25, 1998 and continuing through December 25, 2000, for the period commencing May 1, 1998 and continuing through January 31, 2001. Rent shall be paid to Sublessor at 3400 West Lake Avenue, Glenview, Illinois 60025,
         Attention: Raymond Pagels or at such other place or places as Sublessor may from time to time direct.

4.       SECURITY   DEPOSIT.   Contemporaneously   with  the  execution  hereof,
         Sublessee shall pay to Sublessor the sum of $8,875.00 as a security deposit to secure Sublessee's obligations hereunder. Said sum shall be held by Sublessor as security for the faithful performance by Sublessee of all the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee and not as an advance rental deposit or as a measure of Sublessor's damage in case of Sublessee's default. If Sublessee defaults with respect to any provision of this Sublease, Sublessor may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion is so used, Sublessee shall within five (5) days after written demand therefor, deposit with Sublessor an amount sufficient to restore the Security Deposit to its original amount and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest on such deposit. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Sublessee at such time after termination of this Sublease when Sublessor shall have determined that all of Sublessee's obligations under this Sublease have been fulfilled.

5.       TERM.

     a. The term of this Sublease shall be for a period of commencing on the 17th day of April, 1998, and ending on the 31st day of January, 2001.

     b. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.


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6.       USE.  Sublessee  shall use the Premises for general  warehouse  use and purposes related to the distribution and assembly of computers and for no other purpose, without the prior wirtten consent of Sublessor.

         Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the premiss or the building of which the same form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated upon the Premises which will in any manner injure, vibrate or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient  operation  of the  sprinkler  system  (if  any)  within  the building  containing  the  Premises.  Sublessee  shall  not  leave  the
         Premises unoccupied or vacant during the first twelve (12) months of the term. After said twelve (12) month period, Sublessee may vacate the Premises only upon prior written notice to Sublessor, said notice to be provided no later than the date which is ninety (90) days prior to the date upon which Sublessee intends to leave the Premises unoccupied or vacant. Upon vacating the Premises, Sublessee will be obligated to comply with all other terms of the Lease, including without limitation, the terms set forth in Paragraph 3 of this Sublease. If Sublessee has vacated the Premises, Sublessor has the option, in its sole discretion, to terminate this Sublease upon thirty (30) days written notice to Sublessee. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

7. SUBLESSEE TO HOLD SUBLESSOR HARMLESS. Sublessor warrants that as of the commencement date of this Sublease, there will be no uncured default under the Lease. If Sublessee defaults under the Lease, Sublessee shall indemnify and hold Sublessor harmless from all damages resulting from the default. If Sublessee defaults in its obligations under the Lease and Sublessor pays rent to Landlord or fulfills any of Sublessee's other obligations in order to prevent Sublessee from being in default, Sublessee immediately shall reimburse Sublessor for the amount of rent or costs incurred by Sublessor in fulfilling Sublessee's obligations under this Sublease, together with interest on those sums at the rate of fifteen percent (15%) per annum, or the highest legal rate.

8. ATTORNEY'S FEES. If any party commences an action against any of the parties arising out of or in connection with this Sublease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorney's fees and cost of suit.

9. NOTICE. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally, sent by prepaid, first-class mail or sent by a nationally recognized overnight courier service. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Sublease. Either party may change its address by notifying the other party of the change of address.


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10.      CONFLICTS. In the event of any conflicts between the terms of the Lease and the terms of the Sublease, the terms of this Sublease shall prevail as to the Sublessor and the Sublessee.


SUBLESSOR:                                  SUBLESSEE:

THE RUGBY GROUP, INC.,                      ALLSTAR SYSTEMS, INC.
a New York corporation                      a Delaware corporation


By: ___________________                     By: ___________________
Title: ________________                     Title: ________________


                               CONSENT TO SUBLEASE

         The undersigned, as Landlord under that certain Lease dated August 29, 1995 (the "Lease"), as more fully set forth in the attached Sublease Agreement (the "Sublease"), hereby consents to the foregoing Sublease between THE RUGBY GROUP, INC., a New York corporation ("Sublessor") and ALLSTAR SYSTEMS, INC., a Delaware corporation ("Sublessee").

         This consent is given upon the expressed following conditions:

         1. There shall be no modifications or amendments of the Sublease Agreement without the prior written consent of Landlord, except that Landlord hereby agrees to modify the use provision contained in Section 1(l) of the Lease to allow for Sublessee to use the Premises for general warehouse use and for uses normally incident to a general warehouse use and for no other purpose whatsoever.

         2. In the event of any default under the terms and provisions of the Lease, Landlord shall have the right to collect the rental attributable to the Premises directly from Sublessee without waiving any of Landlord's rights against Sublessor as a result of such default.

         3. Landlord shall not be liable for, and Sublessor hereby indemnifies and holds Landlord harmless from, any commission payable associated with the Sublease.

         4. In the event of any conflict between the terms and provisions of the Lease and the Sublease, the terms and provisions of the Lease shall control.

LANDLORD:



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